Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-119265) of Corporate Property Associates 16 — Global Incorporated of our report dated March 25, 2011 relating to the financial statements and financial statement schedule of Corporate Property Associates 14 Incorporated, which is incorporated by reference in this Current Report on Form 8-K/A of Corporate Property Associates 16 — Global Incorporated dated May 2, 2011.
/s/ PricewaterhouseCoopers LLP
New York, NY
July 18, 2011